Exhibit 99.10

REVOCABLE PROXY

FIRST SECURITY GROUP, INC.

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2015

The undersigned hereby appoints D. Michael Kramer and John R. Haddock, or either of them, each with full power of substitution, as Proxies to vote all shares of the $0.01 par value common stock of First Security Group, Inc. (“First Security”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held [●], [●], 2015, at [●], local time, at [●], Chattanooga, Tennessee, and at any postponement or adjournment thereof.

The Proxies will vote on the proposals set forth in the notice of special meeting and proxy statement as specified on this proxy and are authorized to vote at their discretion as to any other business which may come properly before the meeting. If a vote is not specified, the Proxies will vote for approval of the proposals.

The First Security Board of Directors recommends a vote “FOR” the following proposals:

1. Approval of Agreement and Plan of Merger. To approve the Agreement and Plan of Merger, dated March 25, 2015, by and between Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) and First Security (as amended on June 8, 2015, the “merger agreement”) pursuant to which First Security will merge with and into Atlantic Capital (the “merger”) with Atlantic Capital as the surviving corporation, and the transactions contemplated by the merger agreement, as more fully described in the accompanying joint proxy statement/prospectus.

For	Against	Abstain

2. Advisory Vote on Merger-Related Compensation. To adopt a non-binding resolution approving certain compensation that may become payable to First Security’s named executive officers in connection with the merger.

For	Against	Abstain

3. Adjournment. To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

For	Against	Abstain

COMMON SHARES:

ACCOUNT NUMBER:

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, mark, sign, date and return in the envelope furnished.